Exhibit 10.12
ASSIGNMENT AND FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND
SALE AND JOINT ESCROW INSTRUCTIONS
This ASSIGNMENT AND FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is entered into by Marnell Properties, LLC a Nevada limited liability company (“Assignor”), Century Steel, Inc., a Nevada corporation (“Assignee”), and Pioneer Americas LLC, a Delaware limited liability company as successor to Pioneer Chlor Alkali Company Inc. (“Seller”), effective October 31, 2005 (“Effective Date”).
RECITALS
     A. Assignor and Seller have executed an Agreement of Purchase And Sale And Joint Escrow Instructions (“Purchase and Sale Agreement”) effective as of June 3, 2005 (Assignor’s entire right, title and interest under the Purchase and Sale Agreement is referred to as the “Purchase Interest”);
     B. Assignor wishes to transfer and assign the Purchase Interest to Assignee;
     C. Assignee and Seller wish to amend the Purchase and Sale Agreement.
     NOW, THEREFORE, Assignor and Assignee agree as follows:
     1. Assignment. Assignor assigns to Assignee the Purchase Interest. The Purchase Interest includes, without limitation, (i) Assignor’s interest in any payments it made in accordance with the Purchase and Sale Agreement and (ii) Assignor’s interest in the escrow opened in accordance with the Purchase and Sale Agreement.
     2. Assumption. Assignee accepts the assignment of the Purchase Interest from Assignor. Assignee shall perform the obligations that the “Buyer” under the Purchase and Sale Agreement is required to perform after the Effective Date.
     3. Seller’s Consent. Seller consents to the assignment of the Purchase Interest described herein. This consent does not release Assignor from any liability or responsibility under the Purchase and Sale Agreement and Assignor shall be liable to Seller for any default or breach of the Purchase and Sale Agreement on the part of Assignee. This consent does not extend to future assignments or other transfers of the Purchase Interest.
     4. Amendment of the Purchase and Sale Agreement.
     a. The last sentence of Section 9(b) of the Purchase and Sale Agreement is amended to read as follows:
The closing of escrow shall be extended to the earlier of March 31, 2006, or that business day which first occurs seven days following the date upon which the Amended Parcel Map is approved by all governmental agencies with jurisdiction and is accepted for recording.

Exhibit 10.12
     b. Section 16 of the Purchase Agreement is amended by adding a reference to Assignee, whose mailing address is:
Century Steel, Inc
3613 Procyon Ave
Las Vegas, NV 89103
     c. Save and except as amended by this Agreement, the Purchase and Sale Agreement remains unmodified and in full force and effect.
     5. Counterparts. The parties may sign this Agreement in counterparts. The signature pages from the counterparts may be attached to one counterpart to form a single document.

ASSIGNOR

Marnell Properties, LLC a Nevada limited liability company

By:	/s/ James A. Barrett, Jr.

Its:	President

ASSIGNEE

Century Steel, Inc., a Nevada corporation

By:	/s/ Lynn M. Leany

Its:	CEO

SELLER

Pioneer Americas LLC, a Delaware limited liability company as successor to Pioneer Chlor Alkali Company Inc.

By:	/s/ Michael Y. McGovern

Its:	President & CEO

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